Investor Relations Ashley Serrao + 1 646 430 6027 Ashley.Serrao@Tradeweb.com	Media Relations Daniel Noonan + 1 646 767 4677 Daniel.Noonan@Tradeweb.com

TRADEWEB REPORTS FIRST QUARTER 2020 FINANCIAL RESULTS

New York, May 7, 2020 – Tradeweb Markets Inc. (Nasdaq: TW), a leading, global operator of electronic marketplaces for rates, credit, equities and money markets, today reported financial results for the quarter ended March 31, 2020.

$897.8 billion in average daily volume (“ADV”), a quarterly record and an increase of 39.0% year over year including $1.0 trillion ADV record in March. Quarterly records for ADV in U.S. treasuries, European government bonds, mortgages, long-tenor swaps, U.S. and European credit, credit derivatives, repos, U.S. and European ETFs, and equity derivatives

$234.6 million quarterly record gross revenues increased 25.6%  (26.3% on a constant currency basis)

$62.5 million net income and $85.4 million adjusted net income, increases of 47.5% and 63.6% respectively from the prior year period

51.0% adjusted EBITDA margin for the quarter compared to 43.0% for the prior year period

$0.25 earnings per diluted share (“Diluted EPS”) and $0.37 adjusted diluted earnings per share

$0.08 per share quarterly cash dividend declared

Lee Olesky, CEO of Tradeweb Markets:

“As the human and economic impact of COVID-19 continues to be felt around the world, we remain focused on keeping our people safe, helping our clients find liquidity, and discovering new ways for markets to operate more efficiently. We see the long-term trend towards more electronic markets accelerating, which is reflected in both client behavior and record trading volumes. Our clients are interacting with Tradeweb in new ways, expanding their use of tools like portfolio trading and net-spotting, and demonstrating greater confidence in electronic trading and digital workflows. For many, and we hear this all the time, there’s simply no going back to the old way of doing things.”

SELECT FINANCIAL RESULTS	1Q20	1Q19	Change		Constant Currency Growth (1)
(dollars in thousands except per share amounts)(Unaudited)							ADV (US $bn)
GAAP Financial Measures							(Unaudited)
Gross revenue	$234,606	$186,792	25.6%		26.3%		Asset Class	Product	1Q20	1Q19	YoY
Rates	$126,039	$104,090	21.1%		21.9%		Rates	Cash	342	275	24%
Credit	$53,978	$39,435	36.9%		37.8%			Derivatives	249	154	62%
Equities	$19,434	$11,798	64.7%		66.2%			Total	591	429	38%
Money Markets	$11,208	$9,562	17.2%		17.5%		Credit	Cash	7	6	29%
Market Data	$18,562	$16,903	9.8%		10.1%			Derivatives	26	11	139%
Other	$5,385	$5,004	7.6%		7.6%			Total	33	16	101%
Net income	$62,485	$42,352	47.5%		—%		Money Markets	Cash	256	192	33%
Net income attributable to Tradeweb Markets Inc.(2)	$43,928	$—	—%		—%			Total	256	192	33%
Diluted EPS (3)	$0.25(a)	$0.19(b)	31.6%		—%		Equities	Cash	9	4	106%
Non-GAAP Financial Measures								Derivatives	9	3	161%
Adjusted EBITDA (1)	$119,650	$80,347	48.9%		46.1%			Total	18	8	129%
Adjusted EBITDA margin (1)	51.0%	43.0%	+799	bps	+678	bps		Total	898	646	39%
Adjusted EBIT (1)	$108,747	$70,053	55.2%		51.9%
Adjusted EBIT margin (1)	46.4%	37.5%	+885	bps	+767	bps
Adjusted Net Income (1)	$85,368	$52,190	63.6%		60.1%
Adjusted Diluted EPS (1)(3)(4)	$0.37(a)	$0.23(b)	60.9%		50.0%

(1)     Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS and constant currency growth, are non-GAAP financial measures. See "Non-GAAP Financial Measures" below and the attached schedules for additional information and reconciliations of such non-GAAP financial measures.

(2)     Represents net income less net income attributable to non-controlling interests.

(3)     See note 1 to the Income Statement.

(a)     Presents information for Tradeweb Markets Inc. (post-IPO period).

(b)     Presents information for Tradeweb Markets LLC (pre-IPO period).

(4)     See note 7 to the Reconciliation of Net Income to Adjusted Net Income and Adjusted Diluted EPS

DISCUSSION OF RESULTS

Rates – Revenues from rates of $126.0 million in the first quarter of 2020 increased 21.1% compared to the first quarter of 2019 (21.9% on a constant currency basis). ADV in rates of $590.8 billion for the first quarter of 2020 increased 37.6% due mainly to record trading volume in long-tenor interest rate swaps, mortgages, U.S. Treasuries and European Government bonds, as well as strong year-over-year growth in short-tenor interest rate swaps and swaptions.

Credit – Revenues from credit of $54.0 million in the first quarter of 2020 increased 36.9% compared to the first quarter of 2019 (37.8% on a constant currency basis). ADV in credit of $33.0 billion for the first quarter of 2020 increased 101.4% due mainly to record volume in European credit, U.S. high-grade, U.S. high-yield, and credit default swaps.

Equities – Revenues from equities of $19.4 million in the first quarter of 2020 increased 64.7% compared to the first quarter of 2019 (66.2% on a constant currency basis). ADV in equities of $17.8 billion for the first quarter of 2020 increased 129.0% due mainly to record volume in U.S. ETFs, European ETFs, and equity derivatives.

Money Markets – Revenues from money markets of $11.2 million in the first quarter of 2020 increased 17.2% compared to the first quarter of 2019 (17.5% on a constant currency basis). ADV in money markets of $256.2 billion for the first quarter of 2020 rose 33.3% due to record volume in repurchase agreements.

Market Data – Revenues from market data of $18.6 million in the first quarter of 2020 increased 9.8% compared to the first quarter of 2019 (10.1% on a constant currency basis) due to delivery of additional data under our market data license agreement with Refinitiv.

Other – Revenues from other of $5.4 million in the first quarter of 2020 increased 7.6% compared to the first quarter of 2019 (7.6% on a constant currency basis).

Operating Expenses – Operating expenses of $157.0 million in the first quarter of 2020 increased 11.7% compared to the first quarter of 2019 due to higher employee compensation expenses, including $3.5 million related to non-cash stock-based compensation expense and payroll taxes, which were related to the Special Option Award and post-IPO options awarded in 2019. Excluding these options and related payroll taxes, certain depreciation and amortization expenses, as well as gains and losses, Adjusted Expenses were $125.9 million in the first quarter of 2020. Adjusted Expenses increased 7.8% year over year due primarily to increased employee compensation and benefits expenses associated with performance-related compensation. Please see "Non-GAAP Financial Measures" below for additional information.

CAPITAL MANAGEMENT

•	$424.4 million in unrestricted cash and cash equivalents and a fully undrawn $500 million credit facility at March 31st, 2020
•	Capex & Cap software: $8.4 million
•	Free cash flow for trailing twelve months of $265.8 million. See "Non-GAAP Financial Measures" below for additional information.
•

The Board of Directors of Tradeweb Markets Inc. declared a quarterly cash dividend of $0.08 per share of Class A common stock and Class B common stock. The dividend will be payable on June 15, 2020 to stockholders of record as of June 1, 2020.

OTHER MATTERS

Follow-On Offering – On April 27, 2020, Tradeweb Markets Inc. completed a follow-on offering of 12,835,245 shares of Class A Common stock at a price to the public of $50.25 per share, which includes the full exercise of the underwriters’ option to purchase an additional 1,674,162 shares. Tradeweb Markets Inc. used the proceeds of $626.3 million from the offering, net of underwriting discounts and commissions, but before estimated offering expenses, to purchase equity interests from certain existing owners. Refinitiv continues to own a controlling interest in Tradeweb following the offering.

Full-Year 2020 Guidance*

•	Adjusted Expenses: $495 - $510 million
o	Includes ~$5 million of new investments primarily in data strategy and cybersecurity
o	Includes ~$3 million of duplicative rent expense
o	Includes ~$10 - 11 million of G&A per quarter excluding the impact of FX
•	Acquisition and Refinitiv Transaction related depreciation and amortization expense: $110 million
•	Assumed non-GAAP tax rate: 22.0%
•	Capital expenditures and capitalization of software: $45 - $50 million

*GAAP operating expenses and tax rate guidance are not provided due to the inherent difficulty in quantifying certain amounts due to a variety of factors including the unpredictability in the movement of foreign currency rates.

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CONFERENCE CALL

Tradeweb Markets will hold a conference call to discuss first quarter 2020 results starting at 8:30 a.m. Eastern Time today, May 7, 2020. A live, audio webcast of the conference call along with related materials will be available at http://investors.tradeweb.com. Alternatively, interested parties can access the call by dialing 866-221-1629 (U.S.) or +1 470-495-9175 (international) and entering passcode 6925059. After the conference call, an archived recording will be available at http://investors.tradeweb.com.

ABOUT TRADEWEB MARKETS

Tradeweb Markets Inc. (Nasdaq: TW) is a leading, global operator of electronic marketplaces for rates, credit, equities and money markets. Founded in 1996, Tradeweb provides access to markets, data and analytics, electronic trading, straight-through-processing and reporting for more than 40 products to clients in the institutional, wholesale and retail markets. Advanced technologies developed by Tradeweb enhance price discovery, order execution and trade workflows while allowing for greater scale and helping to reduce risks in client trading operations. Tradeweb serves approximately 2,500 clients in more than 65 countries. On average, Tradeweb facilitated more than $780 billion in notional value traded per day over the past four fiscal quarters. For more information, please go to www.tradeweb.com.

TRADEWEB MARKETS INC.

INCOME STATEMENT (UNAUDITED)

Dollars in Thousands, Except Per Share Data

	Three Months Ended	Three Months Ended
	March 31, 2020	March 31, 2019
Revenues
Transaction fees	$140,824	$102,640
Subscription fees	34,483	34,445
Commissions	42,493	34,197
Refinitiv market data fees	14,628	13,616
Other	2,178	1,894
Gross revenue	234,606	186,792

Expenses
Employee compensation and benefits	90,520	77,273
Depreciation and amortization	37,176	33,503
Technology and communications	10,318	10,040
General and administrative	8,340	9,089
Professional fees	6,911	6,971
Occupancy	3,726	3,639
Total expenses	156,991	140,515
Operating income	77,615	46,277
Net interest income	699	858
Income before taxes	78,314	47,135
Provision for income taxes	(15,829)	(4,783)
Net income	$62,485	$42,352
Less: Net income attributable to non-controlling interests	18,557
Net income attributable to Tradeweb Markets Inc.	$43,928

EPS calculations for post-IPO and pre-IPO periods (1)
Earnings per share
Basic	$0.26 (a)	$0.19 (b)
Diluted	$0.25 (a)	$0.19 (b)
Weighted average shares outstanding
Basic	166,234,749 (a)	222,222,197 (b)
Diluted	174,517,244 (a)	223,320,457 (b)

(1)

In April 2019, the Company completed the Reorganization Transactions and the IPO, which, among other things, resulted in Tradeweb Markets Inc. becoming the successor of Tradeweb Markets LLC for financial reporting purposes. As a result, earnings per share information for the pre-IPO period is not comparable to the earnings per share information for the post-IPO period.  Therefore, earnings per share information is being presented separately for the pre-IPO and post-IPO periods.

a)	Presents information for Tradeweb Markets Inc. (post-IPO period).
b)	Presents information for Tradeweb Markets LLC (pre-IPO period).

See “Basic and Diluted EPS Calculations” and “Presentation” below for additional information.

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TRADEWEB MARKETS INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (UNAUDITED)

Dollars in Thousands, Except per Share Data

Reconciliation of Net Income to Adjusted EBITDA, Adjusted	Three Months Ended	Three Months Ended
EBITDA Margin, Adjusted EBIT and Adjusted EBIT Margin	March 31, 2020	March 31, 2019
	(in thousands)
Net income	$62,485	$42,352
Net interest income	(699)	(858)
Depreciation and amortization	37,176	33,503
Stock-based compensation expense(1)	3,497	—
Provision for income taxes	15,829	4,783
Unrealized foreign exchange (gains) / losses	1,164	(293)
Loss from revaluation of foreign denominated cash(2)	198	860
Adjusted EBITDA	$119,650	$80,347
Less: Depreciation and amortization	(37,176)	(33,503)
Add: Acquisition and Refinitiv Transaction related D&A(3)	26,273	23,209
Adjusted EBIT	$108,747	$70,053
Adjusted EBITDA margin(4)	51.0%	43.0%
Adjusted EBIT margin(4)	46.4%	37.5%

(1)

Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period.

(2)	Represents foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(3)

Represents acquisition-related intangibles amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the Refinitiv Transaction and the application of pushdown accounting (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(4)	Adjusted EBITDA margin and Adjusted EBIT margin are defined as Adjusted EBITDA and Adjusted EBIT, respectively, divided by gross revenue for the applicable period.

Reconciliation of Net Income to	Three Months Ended		Three Months Ended
Adjusted Net Income and Adjusted Diluted EPS	March 31, 2020		March 31, 2019
	(in thousands)
Earnings per diluted share(1)	$0.25	(a)	$0.19	(b)
Pre-IPO net income attributable to Tradeweb Markets LLC (1)	—		42,352
Net income attributable to Tradeweb Markets Inc. (1)	43,928		—
Net income attributable to non-controlling interests (1)(2)	18,557		—
Net income	$62,485		$42,352
Provision for income taxes	15,829		4,783
Acquisition and Refinitiv Transaction related D&A(3)	26,273		23,209
Stock-based compensation expense(4)	3,497		—
Unrealized foreign exchange (gains) / losses	1,164		(293)
Loss from revaluation of foreign denominated cash(5)	198		860
Adjusted Net Income before income taxes	109,446		70,911
Adjusted income taxes(6)	(24,078)		(18,721)
Adjusted Net Income	$85,368		$52,190
Adjusted Diluted EPS (1)(7)	$0.37	(a)	$0.23	(b)

(1)

In April 2019, the Company completed the Reorganization Transactions and the IPO.  As a result, certain earnings information is being presented separately for Tradeweb Markets LLC and Tradeweb Markets Inc.

a)	Presents information for Tradeweb Markets Inc. (post-IPO period).
b)	Presents information for Tradeweb Markets LLC (pre-IPO period).

See the “Basic and Diluted EPS Calculations” table below for additional information.

(2)

For post-IPO periods, represents the reallocation of net income attributable to non-controlling interests from the assumed exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock.

(3)

Represents acquisition-related intangibles amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the Refinitiv Transaction and the application of pushdown accounting (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(4)

Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period.

(5)	Represents foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.
(6)

Represents corporate income taxes at an assumed effective tax rate of 22.0% and 26.4% applied to Adjusted Net Income before income taxes for the three months ended March 31, 2020 and 2019, respectively.

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(7)

Adjusted Diluted EPS includes certain tax related adjustments to reflect an assumed effective tax rate for all periods presented and, for the three months ended March 31, 2020, assumes all LLC Interests are exchanged for shares of Class A or Class B common stock. As a result, we believe that Adjusted Diluted EPS for Tradeweb Markets Inc. and Tradeweb Markets LLC are comparable. Due to the Reorganization Transactions and the IPO completed in April 2019, shares outstanding during the three months ended March 31, 2020 represent shares of Class A and Class B common stock of Tradeweb Markets, Inc. (post-IPO period) and shares outstanding during the three months ended March 31, 2019 represent shares of TWM LLC (pre-IPO period).

The following table summarizes the calculation of Adjusted Diluted EPS for the periods presented:

Reconciliation of Diluted Weighted Average Shares Outstanding to	Three Months Ended	Three Months Ended
Adjusted Diluted Weighted Average Shares Outstanding	March 31, 2020	March 31, 2019
Diluted weighted average TWM LLC shares outstanding	—	223,320,457
Diluted weighted average shares of Class A and Class B common stock outstanding	174,517,244	—
Assumed exchange of LLC interests for shares of Class A or Class B common stock (1)	57,644,547	—
Adjusted diluted weighted average shares outstanding	232,161,791	223,320,457
Adjusted Net Income (in thousands)	$85,368	$52,190
Adjusted Diluted EPS	$0.37	$0.23
(1)

Assumes the full exchange of all outstanding LLC Interests held by non-controlling interests for shares of Class A or Class B common stock, resulting in the elimination of the non-controlling interests and recognition of the net income attributable to non-controlling interests.

	Three Months Ended	Three Months Ended
Reconciliation of Operating Expenses to Adjusted Expenses	March 31, 2020	March 31, 2019
	(in thousands)
Operating Expenses	$156,991	$140,515
Acquisition and Refinitiv Transaction related D&A(1)	(26,273)	(23,209)
Stock-based compensation expense(2)	(3,497)	—
Unrealized foreign exchange gains / (losses)	(1,164)	293
Loss from revaluation of foreign-denominated cash(3)	(198)	(860)
Adjusted Expenses	$125,859	$116,739

(1)

Represents acquisition-related intangibles amortization and increased tangible asset and capitalized software depreciation and amortization resulting from the Refinitiv Transaction and the application of pushdown accounting (where all assets were marked to fair value as of the closing date of the Refinitiv Transaction).

(2)

Represents non-cash stock-based compensation expense associated with the Special Option Award and post-IPO options awarded in 2019 and payroll taxes associated with exercises of such options during the applicable period.

(3)	Represents foreign exchange gain or loss from the revaluation of cash denominated in a different currency than the entity’s functional currency.

Reconciliation of Cash Flows from Operating Activities to	Trailing Twelve Months
Free Cash Flow	March 31, 2020
(in thousands)
Cash flow from operating activities	$310,324
Less: Capitalization of software development costs	(28,977)
Less: Purchases of furniture, equipment and leasehold improvements	(15,563)
Free Cash Flow	$265,784

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TRADEWEB MARKETS INC.

BASIC AND DILUTED EPS CALCULATIONS (UNAUDITED)

Dollars in Thousands, Except per Share Data

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets LLC (pre-IPO period):

Three Months Ended
EPS: Net income attributable to Tradeweb Markets LLC(1)	March 31, 2019
(in thousands, except share and per share amounts)
Numerator:
Net income attributable to Tradeweb Markets LLC	$42,352

Denominator:
Weighted average LLC Interests outstanding - Basic	222,222,197
Dilutive effect of equity-settled PRSUs	1,098,260
Weighted average LLC Interests outstanding - Diluted	223,320,457

Earnings per share - Basic	$0.19
Earnings per share - Diluted	$0.19

(1)

Earnings per share and weighted average shares outstanding for the pre-IPO periods have been computed to give effect to the Reorganization Transactions, including the amendment and restatement of the fourth amended and restated limited liability company agreement of Tradeweb Markets LLC to, among other things, (i) provide for a new single class of common membership interests in Tradeweb Markets LLC (“LLC Interests”) and (ii) exchange all of the original members’ existing membership interests for LLC Interests.

The following table summarizes the basic and diluted earnings per share calculations for Tradeweb Markets Inc. (post-IPO period):

Three Months Ended
EPS: Net income attributable to Tradeweb Markets Inc.	March 31, 2020
(in thousands, except share and per share amounts)
Numerator:
Net income attributable to Tradeweb Markets Inc.	$43,928

Denominator:
Weighted average shares of Class A and Class B common stock outstanding - Basic	166,234,749
Dilutive effect of equity-settled PRSUs	2,038,422
Dilutive effect of options	6,221,549
Dilutive effect of RSUs	22,524
Weighted average shares of Class A and Class B common stock outstanding - Diluted	174,517,244

Earnings per share - Basic	$0.26
Earnings per share - Diluted	$0.25

TRADEWEB MARKETS INC.

GROSS REVENUES BY ASSET CLASS (UNAUDITED)

	Three Months Ended		Three Months Ended
	March 31, 2020		March 31, 2019		$ Change		% Change
Revenues	Variable	Fixed	Variable	Fixed	Variable	Fixed	Variable	Fixed
	(dollars in thousands)
Rates	$75,541	$50,498	$53,650	$50,440	$21,891	$58	40.8%	0.1%
Credit	48,575	5,403	34,358	5,077	14,217	326	41.4%	6.4%
Equities	17,100	2,334	10,152	1,646	6,948	688	68.4%	41.8%
Money Markets	7,137	4,071	5,823	3,739	1,314	332	22.6%	8.9%
Market Data	—	18,562	—	16,903	—	1,659	—	9.8%
Other	—	5,385	—	5,004	—	381	—	7.6%
Gross revenue	$148,353	$86,253	$103,983	$82,809	$44,370	$3,444	42.7%	4.2%

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TRADEWEB MARKETS INC.

AVERAGE VARIABLE FEES PER MILLION DOLLARS OF VOLUME (UNAUDITED)

	Three Months Ended	Three Months Ended	YoY
	March 31, 2020	March 31, 2019	% Change
Rates	$2.05	$2.04	0.5%
Rates - excluding short-tenor swaps (less than 1 year)	$2.39	$2.09	14.4%
Credit	$23.46	$34.02	(31.0)%
Equities	$15.39	$21.15	(27.2)%
Money Markets	$0.45	$0.49	(8.2)%
Total Fees per Million	$2.65	$2.62	1.1%
Total Fees per Million - excluding short-tenor swaps (less than 1 year)	$2.93	$2.67	9.7%

TRADEWEB MARKETS INC.

AVERAGE DAILY VOLUME (UNAUDITED)

		2020 Q1		2019 Q1		YoY
Asset Class	Product	ADV (USD mm)	Volume (USD mm)	ADV (USD mm)	Volume (USD mm)	ADV
Rates	Cash	341,556	21,229,545	274,976	16,819,267	24.21%
	U.S. Government Bonds	93,517	5,798,066	82,128	5,009,806	13.87%
	European Government Bonds	28,116	1,799,420	23,033	1,451,106	22.07%
	Mortgages	214,946	13,326,659	166,277	10,142,913	29.27%
	Other Government Bonds	4,976	305,401	3,537	215,442	40.70%
	Derivatives	249,217	15,638,292	154,251	9,538,077	61.57%
	Swaps/Swaptions ≥ 1Y	159,515	10,013,269	142,263	8,794,997	12.13%
	Swaps/Swaptions < 1Y	89,092	5,587,159	11,486	712,441	675.68%
	Futures	611	37,865	502	30,638	21.60%
	Total	590,773	36,867,838	429,226	26,357,344	37.64%
Credit	Cash	7,255	449,797	5,631	343,725	28.84%
	U.S. High-Grade	3,903	241,959	2,812	171,553	38.77%
	U.S. High-Yield	487	30,167	329	20,090	47.74%
	European Credit	1,658	106,115	1,321	83,203	25.54%
	Municipal Bonds	289	17,902	279	17,027	3.44%
	Chinese Bonds	857	49,715	833	48,293	2.95%
	Other Credit Bonds	62	3,939	57	3,560	8.82%
	Derivatives	25,741	1,621,014	10,755	666,312	139.34%
	Swaps	25,741	1,621,014	10,755	666,312	139.34%
	Total	32,997	2,070,811	16,386	1,010,037	101.37%
Money Markets	Cash	256,193	15,948,560	192,264	11,771,636	33.25%
	Repurchase Agreements (Repo)	237,211	14,769,141	173,522	10,626,099	36.70%
	Other Money Markets	18,982	1,179,419	18,742	1,145,538	1.28%
	Total	256,193	15,948,560	192,264	11,771,636	33.25%
Equities	Cash	9,218	576,880	4,479	276,207	105.81%
	U.S. ETFs	6,527	404,656	2,979	181,745	119.06%
	Europe ETFs	2,691	172,223	1,499	94,462	79.47%
	Derivatives	8,576	534,392	3,292	203,730	160.51%
	Options/Convertibles/Swaps	3,973	248,646	1,438	90,194	176.30%
	Futures	4,602	285,746	1,854	113,535	148.27%
	Total	17,793	1,111,272	7,771	479,937	128.98%

		ADV (USD mm)	Average Daily Trades	ADV (USD mm)	Average Daily Trades	YoY
	Total	897,756	63,079	645,647	50,951	39.05%

To access historical traded volumes, go to https://www.tradeweb.com/newsroom/monthly-activity-reports/.

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FORWARD-LOOKING STATEMENTS

This release contains forward-looking statements within the meaning of the federal securities laws. Statements related to, among other things, our guidance, including 2020 guidance, and future performance, the industry and markets in which we operate, our expectations, beliefs, plans, strategies, objectives, prospects and assumptions and future events are forward-looking statements. In addition, statements herein relating to the COVID-19 pandemic, the potential impacts of which remain inherently uncertain, are forward-looking statements.

We have based these forward-looking statements on our current expectations, assumptions, estimates and projections. While we believe these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed under the heading “Risk Factors” in documents of Tradeweb Markets Inc. on file with or furnished to the SEC, may cause our actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements contained in this release are not guarantees of future performance and our actual results of operations, financial condition or liquidity, and the development of the industry and markets in which we operate, may differ materially from the forward-looking statements contained in this release. In addition, even if our results of operations, financial condition, or liquidity, and events in the industry and markets in which we operate, are consistent with the forward-looking statements contained in this release, they may not be predictive of results or developments in future periods. Any forward-looking statement that we make in this release speaks only as of the date of such statement. Except as required by law, we do not undertake any obligation to update or revise, or to publicly announce any update or revision to, any of the forward-looking statements, whether as a result of new information, future events or otherwise, after the date of this release

PRESENTATION

The historical financial information and other disclosures contained in this press release relate to periods that ended both prior to and after the completion of the Reorganization Transactions and the IPO of Tradeweb Markets Inc. (unless the context otherwise requires, together with its subsidiaries, referred to as “we,” “our,” “Tradeweb,” “Tradeweb Markets” or the “Company”). The IPO closed on April 8, 2019. As a result of certain reorganization transactions (the “Reorganization Transactions”) completed in connection with the IPO, on April 4, 2019, Tradeweb Markets Inc. became a holding company whose only material assets consist of its equity interest in Tradeweb Markets LLC (“TWM LLC”) and related deferred tax assets. As the sole manager of TWM LLC, Tradeweb Markets Inc. operates and controls all of the business and affairs of TWM LLC and, through TWM LLC and its subsidiaries, conducts its business. As a result of this control, and because Tradeweb Markets Inc. has a substantial financial interest in TWM LLC, Tradeweb Markets Inc. consolidates the financial results of TWM LLC and its subsidiaries. The historical financial information contained in this press release relating to periods prior to and including March 31, 2019, which we refer to as the “pre-IPO period,” pertain to TWM LLC, the predecessor of Tradeweb Markets Inc. for financial reporting purposes. The historical financial information contained in this press release relating to periods beginning on April 1, 2019, and through and including March 31, 2020, which we refer to as the “post-IPO period,” pertain to Tradeweb Markets Inc. The pre-IPO period excludes, and the post-IPO period includes, our financial results from April 1, 2019 through April 3, 2019, which are not material.

On October 1, 2018, Refinitiv Holdings Ltd. (“Refinitiv”), which is controlled by certain investment funds affiliated with The Blackstone Group L.P., an affiliate of Canada Pension Plan Investment Board, an affiliate of GIC Special Investments Pte. Ltd. and certain co-investors, indirectly acquired substantially all of the financial and risk business of Thomson Reuters Corporation and Thomson Reuters Corporation indirectly acquired a non-controlling ownership interest in Refinitiv (collectively, the “Refinitiv Transaction”). As a result of the Refinitiv Transaction, as a consolidating subsidiary of Refinitiv, we accounted for the Refinitiv Transaction using pushdown accounting. Due to the change in the basis of accounting resulting from the application of pushdown accounting, the financial information for the period beginning on October 1, 2018, and through and including March 31, 2020, or the “successor period,” and the financial information for the periods prior to, and including, September 30, 2018, or the “predecessor period,” are not comparable. However, the change in basis resulting from the Refinitiv Transaction did not impact certain financial information, specifically revenues and certain expenses.

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NON-GAAP FINANCIAL MEASURES

This release contains “non-GAAP financial measures,” including Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, which are supplemental financial measures that are not calculated or presented in accordance with GAAP. We make use of non-GAAP financial measures in evaluating our past results and future prospects. We present these non-GAAP financial measures because we believe they assist investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that we do not believe are indicative of our core operating performance.

Management and our board of directors use Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT and Adjusted EBIT margin to assess our financial performance and believe they are helpful in highlighting trends in our core operating performance, while other measures can differ significantly depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which we operate and capital investments. Further, our executive incentive compensation is based in part on components of Adjusted EBITDA.

We use Adjusted Net Income and Adjusted Diluted EPS as supplemental metrics to evaluate our business performance in a way that also considers our ability to generate profit without the impact of certain items. Each of the normal recurring adjustments and other adjustments included in Adjusted Net Income and Adjusted Diluted EPS help to provide management with a measure of our operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

We use Adjusted Expenses as a supplemental metric to evaluate our underlying operating performance over time by removing items that are not related to day-to-day operations or are non-cash expenses.

We use Free Cash Flow to assess our liquidity in a way that considers the amount of cash generated from our core operations after expenditures for capitalized software development costs and furniture, equipment and leasehold improvements.

See the attached schedules for reconciliations of the non-GAAP financial measures contained in this release to their most comparable GAAP financial measure. Non-GAAP financial measures have limitations as analytical tools, and you should not consider these non-GAAP financial measures in isolation or as alternatives to net income attributable to Tradeweb Markets Inc., net income, earnings per share, operating income, operating expenses or cash flow from operating activities or any other financial measure derived in accordance with GAAP. You are encouraged to evaluate each adjustment included in the reconciliations. In addition, in evaluating Adjusted EBITDA, Adjusted EBITDA margin, Adjusted EBIT, Adjusted EBIT margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted Expenses and Free Cash Flow, you should be aware that in the future, we may incur expenses similar to the adjustments in the presentation of these non-GAAP financial measures. Our presentation of non-GAAP financial measures should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. In addition, the non-GAAP financial measures contained in this release may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

We present certain growth information on a “constant currency” basis. Since our consolidated financial statements are presented in U.S. dollars, we must translate non-U.S. dollar revenues and expenses into U.S. dollars. Constant currency growth, which is a non-GAAP financial measure, is defined as growth excluding the effects of foreign currency fluctuations. Constant currency information is calculated by translating the current period and prior period’s results using the average exchange rates for the prior period. We use constant currency growth as a supplemental metric to evaluate our underlying performance between periods by removing the impact of foreign currency fluctuations. We present certain constant currency growth information because we believe it provides investors and analysts a useful comparison of our results and trends between periods. This information should be considered in addition to, not as a substitute for, results reported in accordance with GAAP, and may not be comparable to similarly titled measures used by other companies.

TRADEWEB SOCIAL MEDIA

Investors and others should note that Tradeweb Markets announces material financial and operational information using its investor relations website, press releases, SEC filings and public conference calls and webcasts. Information about Tradeweb Markets, its business and its results of operations may also be announced by posts on the Company’s accounts on the following social media channels: Instagram, LinkedIn and Twitter. The information that we post through these social media channels may be deemed material. As a result, we encourage investors, the media, and others interested in Tradeweb Markets to monitor these social media channels in addition to following our press releases, SEC filings and public conference calls and webcasts. These social media channels may be updated from time to time on our investor relations website.

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